                                                                    EXHIBIT 99.2

                                                           BAPTIST HEALTH SYSTEM

                                               CONSOLIDATED FINANCIAL STATEMENTS
                                      YEARS ENDED AUGUST 31, 2002, 2001 AND 2000

                                                           BAPTIST HEALTH SYSTEM

                                                                        CONTENTS


           INDEPENDENT AUDITORS' REPORT                                        3


           CONSOLIDATED FINANCIAL STATEMENTS

                Balance sheets                                                 4

                Statements of operations and changes in net assets             5

                Statements of cash flows                                       7

                Notes to consolidated financial statements                     8

[BDO LETTERHEAD]

INDEPENDENT AUDITORS' REPORT

To the Board of Trustees at
Baptist Health System

We have audited the accompanying consolidated balance sheets of Baptist Health System (the "System"), a Texas nonprofit corporation, as of August 31, 2002, 2001 and 2000 and the related consolidated statements of operations and changes in net assets and cash flows for the years then ended. These financial statements are the responsibility of the System's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the financial statements, the System has suffered recurring losses from operations, causing non-compliance with certain financial covenants relating to the outstanding bonds. Although the System obtained waivers for current defaults, it does not expect to meet certain financial covenants in the future unless it can refinance or significantly extend the maturity date and repayment provisions of the real estate lease obligation due July 2004 or sell the property and repay the lease. Management's plans in regard to these matters are also described in Note 2.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Baptist Health System at August 31, 2002, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 4 to the consolidated financial statements, certain errors resulting in overstatement of previously reported net assets as of August 31, 1999, were discovered by management of the System during the current year. Accordingly, an adjustment has been made to net assets as of August 31, 1999, to correct the errors.

/s/ BDO Seidman, LLP

Dallas, Texas
December 20, 2002

                                                                                                      2000
August 31,                                                        2002             2001            (Restated)
                                                               ----------        ----------        ----------
                                                                               (in thousands)
ASSETS

CURRENT ASSETS
        Cash and cash equivalents                              $   20,394        $   10,797        $   14,153
        Short-term investments                                     24,363            23,094            23,589
        Accounts receivable -
           Patient, net of allowance for doubtful
              accounts of $17,038, $25,406 and
              $24,945 in 2002, 2001 and 2000,
              respectively                                         50,613            72,857            78,877
           Due from third-party programs                            2,523             1,592               112
           Other                                                    1,771             3,667             3,001
        Inventory and other                                        15,089            12,258            13,273
                                                               ----------        ----------        ----------

Total current assets                                              114,753           124,265           133,005
                                                               ----------        ----------        ----------

ASSETS LIMITED AS TO USE
        Required by loan agreements                                10,166            10,231            12,343
        Designated by board                                        13,099            11,968             9,453
        Restricted by donors                                        4,389             4,277             5,139
                                                               ----------        ----------        ----------

Total assets limited as to use                                     27,654            26,476            26,935
                                                               ----------        ----------        ----------

PROPERTY, PLANT AND EQUIPMENT, net                                190,628           207,213           228,741

OTHER ASSETS
        Investments and other                                       8,563             8,832            10,632
        Unamortized deferred costs                                  6,628             6,982             7,337
                                                               ----------        ----------        ----------

Total other assets                                                 15,191            15,814            17,969
                                                               ----------        ----------        ----------

Total assets                                                   $  348,226        $  373,768        $  406,650
                                                               ==========        ==========        ==========

                                                           BAPTIST HEALTH SYSTEM

                                                     CONSOLIDATED BALANCE SHEETS

                                                                                                      2000
August 31,                                                        2002             2001            (Restated)
                                                               ----------        ----------        ----------
                                                                               (in thousands)
LIABILITIES AND NET ASSETS

CURRENT LIABILITIES
        Trade accounts payable                                 $   28,297        $   26,530        $   24,268
        Accrued liabilities -
            Payroll related                                        10,582            12,975            15,986
            Workers' compensation                                   5,379             5,460             6,334
            Accrued interest                                        2,789             2,766             2,845
            Other                                                   3,197             5,871             7,357
        Note payable                                                 --                --               4,000
        Current portion of long-term debt                             996             1,042             2,800
                                                               ----------        ----------        ----------

Total current liabilities                                          51,240            54,644            63,590
                                                               ----------        ----------        ----------

LONG-TERM DEBT, net of current portion                            199,699           200,460           201,051

OTHER LIABILITIES                                                  26,257            23,210            13,578

COMMITMENTS AND CONTINGENCIES

NET ASSETS
        Unrestricted                                               66,871            91,264           123,359
        Temporarily restricted                                      3,523             3,574             4,424
        Permanently restricted                                        636               616               648
                                                               ----------        ----------        ----------

Total net assets                                                   71,030            95,454           128,431
                                                               ----------        ----------        ----------





Total liabilities and net assets                               $  348,226        $  373,768        $  406,650
                                                               ==========        ==========        ==========

            See independent auditors' report and accompanying notes
                     to consolidated financial statements.

                                                           BAPTIST HEALTH SYSTEM

                 CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS

                                                                                                                  2000
Years ended August 31,                                                      2002              2001             (Restated)
                                                                         ----------         ----------         ----------
                                                                                                (in thousands)
Operating revenues
        Net patient service revenue                                      $  411,177         $  425,301         $  425,037
        Other operating revenue                                              16,241             18,267             17,310
        Investment income                                                     2,332              3,504              3,045
        Net assets released from restrictions for operations                  1,330              1,069                845
                                                                         ----------         ----------         ----------

Total operating revenue                                                     431,080            448,141            446,237
                                                                         ----------         ----------         ----------

Operating expenses
        Salaries and wages                                                  176,769            173,806            178,146
        Employee benefits                                                    29,926             30,256             36,345
        Supplies                                                             95,657            103,683            107,263
        Other                                                                83,283             89,256             78,974
        Provision for bad debts                                              31,889             42,152             34,212
        Depreciation and amortization                                        26,419             27,937             26,753
        Interest                                                             11,850             13,741             11,691
                                                                         ----------         ----------         ----------

Total operating expenses                                                    455,793            480,831            473,384
                                                                         ----------         ----------         ----------

Loss from operations                                                        (24,713)           (32,690)           (27,147)
                                                                         ----------         ----------         ----------

Nonoperating gains (losses)
        Contributions                                                           251                343                 96
        Other                                                                    --             (1,356)            (1,242)
                                                                         ----------         ----------         ----------

Total nonoperating gains (losses)                                               251             (1,013)            (1,146)
                                                                         ----------         ----------         ----------

EXPENSES AND LOSSES IN EXCESS OF REVENUES AND GAINS                         (24,462)           (33,703)           (28,293)
                                                                         ==========         ==========         ==========

                                                           BAPTIST HEALTH SYSTEM

                 CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
                                                                     (CONTINUED)

                                                                                                                      2000
Years ended August 31,                                                          2002               2001             (Restated)
                                                                              ----------         ----------         ----------
                                                                                                  (in thousands)
OTHER CHANGES IN UNRESTRICTED NET ASSETS
        Dividends paid                                                                --                 --               (361)
        Unrealized gain (loss) on investments other than trading
            securities                                                              (118)             1,160                683
        Contributions                                                                 --                 --                341
        Net assets released from restrictions for capital
            expenditures                                                             187                414                118
        Other                                                                         --                 --               (165)
                                                                              ----------         ----------         ----------

DECREASE IN UNRESTRICTED NET ASSETS                                              (24,393)           (32,129)           (27,677)
                                                                              ----------         ----------         ----------

CHANGES IN TEMPORARILY RESTRICTED NET ASSETS
        Contributions                                                              1,363              1,125              1,628
        Investment income                                                            169                 73                206
        Unrealized gains on investments                                               31                 40                 --
        Net assets released from restrictions for operations                      (1,330)            (1,069)              (845)
        Net assets released from restrictions for capital
            expenditures                                                            (187)              (414)              (118)
        Other                                                                        (97)              (521)                84
                                                                              ----------         ----------         ----------

INCREASE (DECREASE) IN TEMPORARILY RESTRICTED NET ASSETS                             (51)              (766)               955
                                                                              ----------         ----------         ----------

INCREASE (DECREASE) IN PERMANENTLY RESTRICTED NET ASSETS                              20                (82)               (47)
                                                                              ----------         ----------         ----------

DECREASE IN NET ASSETS                                                           (24,424)           (32,977)           (26,769)

NET ASSETS, beginning of year  (as previously reported
            August 31, 1999)                                                      95,454            128,431            174,041
        Restatement for prior period adjustments to net assets                        --                 --            (18,841)
                                                                              ----------         ----------         ----------

NET ASSETS, beginning of year (as restated in 1999)                               95,454            128,431            155,200
                                                                              ----------         ----------         ----------

NET ASSETS, end of year                                                       $   71,030         $   95,454         $  128,431
                                                                              ==========         ==========         ==========


            See independent auditors' report and accompanying notes
                     to consolidated financial statements.

                                                           BAPTIST HEALTH SYSTEM

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                                      2000
Years ended August 31,                                                          2002               2001             (Restated)
                                                                              ----------         ----------         ----------
                                                                                               (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
        Decrease in net assets                                                $  (24,424)        $  (32,977)        $  (26,769)
        Adjustment to reconcile decrease in net assets to net cash provided by (used in) operating activities:
               Restricted contributions received                                  (1,363)            (1,125)            (1,628)
               Provision for bad debts                                            31,889             42,152             34,212
               Depreciation and amortization                                      26,419             27,937             26,753
               Net unrealized (gains) losses on investments                           87             (1,200)              (683)
        (Increases) decreases in:
               Patient accounts receivable                                        (9,645)           (34,932)           (40,823)
               Due from third-party programs                                        (931)            (1,480)            (5,838)
               Other accounts receivable                                           1,896               (666)             1,403
               Inventory and other current assets                                 (2,831)             1,015              2,464
        Increases (decreases) in:
               Trade accounts payable                                              1,767              2,262            (19,372)
               Accrued liabilities                                                (5,125)            (5,450)            11,353
               Other long-term liabilities                                         3,047              9,632              7,633
                                                                              ----------         ----------         ----------

Net cash provided by (used in) operating activities                               20,786              5,168            (11,295)
                                                                              ----------         ----------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES
        Purchases of property, plant, and equipment                               (9,480)            (6,142)           (28,341)
        Increases (decreases) in short-term investments                           (1,387)             1,655             26,629
        Increases (decreases) in assets limited as to use                         (1,147)               499             16,536
        Decrease in other assets                                                     623                955                857
                                                                              ----------         ----------         ----------

Net cash provided by (used in) investing activities                              (11,391)            (3,033)            15,681
                                                                              ----------         ----------         ----------

CASH FLOWS FROM FINANCING ACTIVITIES
        Principal payments on long-term debt                                      (1,161)            (2,616)            (1,864)
        (Payment) borrowing of short-term notes payable                               --             (4,000)             4,000
        Restricted contributions received                                          1,363              1,125              1,628
                                                                              ----------         ----------         ----------

Net cash provided by (used in) financing activities                                  202             (5,491)             3,764
                                                                              ----------         ----------         ----------

Net increase (decrease) in cash and cash equivalents                               9,597             (3,356)             8,150

CASH AND CASH EQUIVALENTS, beginning of year                                      10,797             14,153              6,003
                                                                              ----------         ----------         ----------

CASH AND CASH EQUIVALENTS, end of year                                        $   20,394         $   10,797         $   14,153
                                                                              ==========         ==========         ==========

SUPPLEMENTAL CASH FLOW INFORMATION:
        Cash paid for interest                                                $   11,850         $   12,357         $   11,691
                                                                              ==========         ==========         ==========

            See independent auditors' report and accompanying notes
                     to consolidated financial statements.

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION           Baptist Health System is a Texas non-profit
                           corporation exempt from federal income taxation under
                           Section 501(c)(3) of the Internal Revenue Code. The accompanying consolidated financial statements include the accounts of Baptist Health System
                           ("Baptist"), Baptist Health System Foundation (the
                           "Foundation"), St. Luke's Phase I Cancer Research
                           Trust (the "Research Trust"), BMHS Healthcare
                           Corporation and BHS Medical Services Corporation
                           (collectively, the "System"). Baptist owns and operates five hospitals in San Antonio, Texas, together with other healthcare related businesses.
                           Until being sold, the accounts of Northeast Baptist
                           Ambulatory Surgery Center, LLC were consolidated as part of the System. Baptist sold a portion of its ownership interest in July of 2001, and now has 34% ownership of the entity. Baptist also has investments in other healthcare related organizations with up to 50% ownership or board representation. These investments are accounted for using the cost and equity methods.

                           The Foundation, a Texas non-profit corporation, and Research Trust are publicly supported organizations established to serve as advocates, to increase community awareness and to develop resources in support of the System in its guiding principles of teaching, healing and providing spiritually mindful health services to relieve human illness and suffering. Grants from the Foundation and the Research Trust are made only to Baptist.

2.  OPERATING
    ENVIRONMENT            Beginning in fiscal year 2000 and continuing through
                           2001 and 2002, reported expenses and losses in excess of revenues and gains were of an amount that caused
                           Baptist to be out of compliance with the debt service coverage covenant of the master indenture of trust and security agreement (the "MTI") relating to the Series 1997A Revenue Refunding Bonds and Series 1997B
                           Revenue Bonds (see Note 6). As a result of noncompliance and as required by the MTI, the System engaged the services of a management oversight

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           company. The System incurred $2,720,000 in 2002, $11,958,000 in 2001 and $0 in 2000 of consulting expenses for the services of the management oversight company and their recommended advisors.

                           The bond insurer (as the defined note holder) granted Baptist waivers with respect to noncompliance of financial covenants for fiscal 2002, 2001, and 2000. A mortgage on the hospital facilities and new liquidity related financial covenants were added to the MTI in 2002. Baptist does not expect to meet certain financial covenants during 2003 and 2004 unless the System can extend the maturity date and repayment provisions of the real estate lease obligation due in July 2004 or sell the property and repay the lease.

                           During 2002, 2001 and 2000, the System explored several operational and ownership alternatives. Expenses incurred for consulting services related to investigation and pursuit of the alternatives was approximately $1,110,000, $0 and $0, respectively. On October 8, 2002 the System entered into a definitive purchase and sale agreement with Vanguard Health Systems, Inc. ("Vanguard") for the sale of substantially all its assets and healthcare operations (see below).

                           On November 11, 2002 the Baptist General Convention of Texas ("BGCT"), the sponsoring organization of the System, ratified the terms of the definitive purchase and sale agreement with Vanguard for the sale of substantially all of the assets and healthcare operations to VHS San Antonio Partners, L.P. ("VHS") a subsidiary of Vanguard. Finalization of the agreement is subject to and completion of certain closing activities including federal and state regulatory approval.

                           Management anticipates completion of the closing activities in January 2003. Upon closing, the System will receive approximately $295,000,000 from Vanguard. Of the sales price, approximately $247,000,000 will be in the form of cash, approximately $30,000,000 will be in the form of shares of Vanguard Payable in Kind Cumulative Redeemable Convertible Preferred Stock,

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           approximately $17,642,000 will be in a Convertible Subordinated Note at 8.18% interest due 2012 and approximately $358,000 will be in common stock in the VHS general partner. The System will transfer to VHS all healthcare operations together with substantially all property, plant and equipment, net working capital and other long-term investments.

                           The System will maintain its cash, short-term investments, third-party receivables, assets limited to use, unamortized deferred costs, all debt obligations and other long-term liabilities.

                           After closing, proceeds from the sale will be used to repay outstanding debt and defease the MTI. No assurance can be given that the sale will be completed, or that if completed, the terms and conditions will not be modified.

3.  SIGNIFICANT
    ACCOUNTING
    POLICIES Basis of Consolidation - The consolidated financial statements include the accounts of Baptist and its majority-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

                           Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                           Cash and Cash Equivalents - Cash and cash equivalents include certain investments in highly liquid investments with original maturities of three months or less such as demand deposits with financial institutions. Cash balances were maintained in financial institutions in excess of FDIC insured limits. The System believes that these institutions are financially sound.

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           Inventory - Inventory is valued at the lower of cost or market.

                           Investments - Short-term investments consist of money market mutual funds, corporate bond funds, United States government securities and equity mutual funds that are recorded at fair value.

                           Noncurrent investments in publicly-traded equity securities and all investments in debt securities are reported at fair value. Realized gains and losses on investment sales are included in operating revenue in the accompanying consolidated statements of operations and changes in net assets unless the income is restricted by a donor or by law. Unrealized gains and losses are included in changes in unrestricted net assets in the accompanying consolidated statements of operations and changes in net assets, unless the income is restricted by a donor or by law.

                           Investments included in other assets include investments in entities which are accounted for using the cost or equity methods.

                           Assets Limited as to Use - Assets limited as to use consist of cash equivalents and marketable securities that are designated by the Board of Trustees for specific uses, required pursuant to loan agreements or subject to donor-imposed restrictions. The Board may, at its discretion, use the Board-designated assets for any purpose. The use of assets required by loan agreements is limited to payment of debt service on bonds and notes. All assets required by loan agreements are held by trustees. Donor restricted assets are to be used to acquire equipment or fund certain educational and clinical costs incurred by Baptist. Donor restricted assets include investments whose principal is to be held in perpetuity.

                           Property, Plant and Equipment - Property, plant and equipment acquisitions are reported at cost on the date of purchase or fair value on the date of contribution. Expenditures that extend useful lives or equipment capabilities are capitalized, while routine maintenance and repair expenditures are charged to expense. Interest costs incurred during the construction period are capitalized as a component of the cost of acquiring those assets. Depreciation

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           expense is provided using the straight-line method over the estimated useful lives of the property and equipment. Property, plant and equipment and related accumulated depreciation as of August 31, 2002, 2001 and 2000 are as follows:

                                                                    Estimated                                              2000
                                                                   Useful Lives      2002               2001            (Restated)
                                                                   ------------    ---------          ---------         ----------
                                                                                          (in thousands)

                           Land                                              --    $  14,819          $  14,819         $   14,819
                           Land improvements                        10-20 years        7,792              7,792              7,771
                           Buildings and fixed equipment             5-40 years      222,996            219,667            215,903
                           Movable equipment                         3-18 years      192,053            186,993            185,371
                           Construction-in-progress                          --        1,732                641                562
                                                                    -----------    ---------          ---------         ----------

                                                                                     439,392            429,912            424,426
                           Less - Accumulated depreciation and
                           amortization                                             (248,764)          (222,699)          (195,685)
                                                                    -----------    ---------          ---------         ----------

                           Property, plant and equipment, net                      $ 190,628          $ 207,213         $  228,741
                                                                                   =========          =========         ==========

                           Assets under capital lease obligations are amortized over the shorter period of the lease term or the useful life of the asset. The cost and the related accumulated amortization of capital leases totaled approximately $34,065,000 and $10,833,000, respectively, as of August 31, 2002, $34,065,000 and $9,123,584, respectively, as of August 31, 2001 and $33,881,000 and $6,701,000, respectively, as of
                           August 31, 2000.

                           The System evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long-lived assets may warrant revision or that the remaining balance of an asset may not be recoverable. The assessment of possible impairment is based on whether the carrying amount of the asset exceeds its fair value. For the years ended August 31, 2002, 2001 and 2000, no impairment of long-lived assets was identified.

                           Other Assets - Include advances and loans with extended maturity dates, as well as unamortized deferred costs, primarily unamortized bond issuance costs which are being amortized over the life of the bonds using the effective interest method.

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           Contributions and Gifts - When received or pledged, unrestricted contributions are reported as nonoperating gains and donor-restricted contributions are reflected as increases to temporarily restricted net assets or permanently restricted net assets. In the absence of donor specification that investment income and gains on donated funds are restricted, such income and realized gains are reported as operating revenue with unrealized gains reported as other changes in unrestricted net assets, respectively. Contributions of long-lived assets are reported as other changes in unrestricted net assets and are excluded from excess of expenses over revenues, unless explicit stipulations specify how the donated assets must be used. Gifts of long-lived assets with explicit restrictions are reported as temporarily or permanently restricted.

                           Temporarily and Permanently Restricted Net Assets - Temporarily restricted net assets consist of unexpended contributions that are restricted as to use by donors to a specific time period or purpose. A transfer from temporarily restricted net assets to unrestricted net assets occurs when expenditures are made in accordance with donor restrictions. Temporarily restricted net assets at August 31, 2002, 2001 and 2000, are available for the following purposes:

                                                                                           2000
                                                             2002           2001         (Restated)
                                                            -------        -------       ----------
                                                                        (in thousands)

                           Patient care                     $ 2,811        $ 2,612        $ 2,562
                           Health education                     576            862          1,148
                           Capital improvements                 136            100            192
                           Future operation                      --             --            522
                                                            -------        -------        -------

                           Total                            $ 3,523        $ 3,574        $ 4,424
                                                            =======        =======        =======

                           Permanently restricted net assets consists of contributions that must be maintained in perpetuity and only the income from the original principal can be expended for purposes designated by the donor. Income from these investments is available for health education. Income on permanently restricted assets is reported in the

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           accompanying consolidated statements of operations and changes in net assets as temporarily restricted investment income.

                           Insurance - The System self-insures a portion of its medical malpractice liability. Loss protection for individual claims in excess of $4,000,000 in 2002, $3,000,000 in 2001 and $3,000,000 in 2000 and
                           aggregate claims in excess of $10,000,000, $10,000,000 and $6,000,000 in 2002, 2001 and 2000,
                           respectively, is provided by a commercial insurer. The System self-insures a portion of its workers' compensation liability. Loss protection for aggregate claims in excess of $5,300,000, $5,300,000 and
                           $2,000,000 in 2002, 2001 and 2000, respectively, is
                           provided by a commercial insurer.

                           The System utilizes an independent actuarial firm to estimate the ultimate cost, if any, that may arise from the settlement of claims. The actuaries determine estimates based on known claims and incidents as well as expected claims from unreported incidents. The estimated medical malpractice claims expense is included in other operating expenses and the estimated liability of $26,257,000, $23,210,000 and $13,463,000 as of August 31, 2002, 2001 and 2000,
                           respectively, is included in other non-current liabilities. The estimated workers' compensation claims expense is included in employee benefit expense and the estimated liability is included in current liabilities.

                           Derivatives - The System utilizes an interest rate swap agreement to reduce interest rate fluctuation risk. The fair value of this derivative instrument is determined based on estimated settlement costs using current interest rates. Changes in the fair market value and quarterly interest settlements are charged to or credited to interest expense. The System does not hold or issue derivative financial instruments for speculative or trading purposes (see Note 6).

4.  RESTATEMENT OF
    NET ASSETS             Subsequent to preparing the 1999 financial
                           statements, management determined that certain previously reported items needed to be revised. The following table represents the items revised and their impact on net assets:

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           August 31,                                                      1999
                                                                                         --------
                           Adjustments to accumulated depreciation of
                             property, plant and equipment                               $  8,030
                           Adjustments to accruals for third-party program
                             liabilities                                                    4,741
                           Adjustments to bad debt allowances                              (1,190)
                           Adjustments to charity care allowances                          11,863
                           Adjustment against contractual allowances against
                             patient receivables                                          (39,698)
                           Adjustment to miscellaneous accounts receivable                 (1,165)
                           Adjustment for understatement of workers'
                             compensation accrual                                          (1,491)
                           Other                                                               69
                                                                                         --------

                           Total                                                         $(18,841)
                                                                                         ========

                           As a result of the above, the System has recorded an adjustment of approximately $18,841,000 to decrease its previously reported net assets at August 31, 1999.

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.  INVESTMENTS            Marketable debt and equity securities included in
                           short-term investments and assets limited as to use, are stated at estimated fair value based on quoted market prices. Investment securities as of August 31, 2002, 2001 and 2000 are as follows:

                                                                                                           2000
                                                                           2002            2001         (Restated)
                                                                         --------        --------       ----------
                                                                                       (in thousands)
                           Short-term investments -
                             Money market mutual funds                   $  2,486        $  1,645        $     --
                             Corporate bonds and bond funds                20,486          20,414          22,347
                             Equity securities                                970             613             705
                             U.S. government securities                        --             190             381
                             Interest receivable                              421             232             156
                                                                         --------        --------        --------

                           Total                                         $ 24,363        $ 23,094        $ 23,589
                                                                         ========        ========        ========

                           Assets limited as to use -
                             Money market mutual funds                   $ 16,716        $ 15,612        $  4,569
                             Certificates of deposit                        3,809           3,267             434
                             U.S. government securities                     1,457             976           3,186
                             Equity securities                              1,165             875             860
                             Commercial paper                                  --              --          10,029
                             Corporate bonds and bond funds                 4,445           5,736           6,439
                             Other                                             62              10           1,418
                                                                         --------        --------        --------

                           Total                                         $ 27,654        $ 26,476        $ 26,935
                                                                         ========        ========        ========

                           Investment income and unrealized gains (losses) related to assets limited as to use, cash equivalents, and short-term investments for the years ended August 31, 2002, 2001 and 2000, are as follows:

                                                                                                               2000
                                                                             2002             2001          (Restated)
                                                                           --------         --------        ----------
                                                                                          (in thousands)
                           Investment income -
                             Interest income, including realized
                             gains                                         $  2,501         $  3,577        $  3,251
                             Unrealized gains (losses)                          (87)           1,200             683
                                                                           --------         --------        --------

                           Total                                           $  2,414         $  4,777        $  3,934
                                                                           ========         ========        ========

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.  LONG-TERM DEBT         Long-term debt and capital lease obligations as of
                           August 31, 2002, 2001 and 2000, consist of the following:

                                                                                                                  2000
                                                                             2002              2001            (Restated)
                                                                           ----------        ----------        ----------
                                                                                           (in thousands)
                           SERIES 1997A REVENUE
                             REFUNDING BONDS -

                             Serial bonds, interest at 6%,
                                  payable semi-annually,
                                  principal due annually from
                                  2010 through 2015                        $   30,485        $   30,485        $   30,485

                             Term bonds, interest ranging
                                  from 5.25% to 5.375%,
                                  payable semi-annually,
                                  principal due annually from
                                  2016 through 2027                           103,685           103,685           103,685

                             Capital appreciation bonds at
                                  accreted value with a yield to
                                  maturity of 5.4%, due in the
                                  amount of $1,025,000 in 2010                    715               671               624

                           SERIES 1997B REVENUE BONDS -
                             Term bonds, interest at 5.25%,
                                  payable semi-annually,
                                  principal due annually from
                                  2028 through 2031                            40,000            40,000            40,000

                           MORTGAGE NOTE PAYABLE -
                              Annually adjusted variable
                                  interest rate currently at
                                  5.75%, with principal and
                                  interest due monthly through
                                  January 2012                                    520               559               591

                           NOTES PAYABLE -
                              Interest at variable rates (6.63%
                                  at August 31, 2000) based on
                                  30 day LIBOR, payable
                                  quarterly with principal due
                                  July 31, 2001                                    --                --             1,880

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                  2000
                                                                             2002              2001            (Restated)
                                                                           ----------        ----------        ----------
                                                                                           (in thousands)
                           REAL ESTATE LEASE OBLIGATION -
                              Interest at variable rates
                                  (approximately 2.8% at
                                  August 31, 2002) based on
                                  90-day LIBOR payable
                                  monthly, principal due
                                  quarterly from 2002 through
                                  2004                                         28,091            28,184            28,000

                           EQUIPMENT LEASE OBLIGATIONS -
                              Interest ranging from 6.06% to
                                  7.53% with principal and
                                  interest due monthly through
                                  2003                                            568             1,494             2,383
                                                                           ----------        ----------        ----------

                                                                              204,064           205,078           207,648
                           Less -

                             Unamortized original issue bond
                                  discount                                     (3,369)           (3,576)           (3,797)
                             Current maturities                                  (996)           (1,042)           (2,800)
                                                                           ----------        ----------        ----------

                           Total long term debt                            $  199,699        $  200,460        $  201,051
                                                                           ----------        ----------        ----------

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           Scheduled principal maturities of long-term debt and capital lease obligations are as follows:

                                                                            Capital
                                                        Long-Term             Lease
                           Year Ending August 31,          Debt           Obligations
                                                        -----------       -----------
                                                                (in thousands)

                           2003                          $       38         $    958
                           2004                                  45           27,701
                           2005                                  48               --
                           2006                                  51               --
                           2007                                  54               --
                           Thereafter                       175,479               --
                                                         ----------         --------

                                                            175,715           28,659

                           Less - Accreted interest on
                             bonds                             (310)              --
                                                         ----------         --------

                                                         $  175,405         $ 28,659
                                                         ==========         ========

                           In July 1997, Baptist entered into financing agreements to provide funds to advance refund the System's Series 1994 and Series 1990 bonds, establish a debt service reserve fund and pay costs of issuance. Proceeds of the Series 1997A bonds used to advance refund the Series 1994 and Series 1990 bonds were deposited with an escrow agent and invested in U.S. Treasury obligations. As a result of the advance refunding transactions, the liens and rights pursuant to the Series 1994 and Series 1990 financing agreements were terminated.

                           In September 1997, the Series 1997B bonds were issued to provide funds to construct, renovate and equip the hospital facilities of the System.

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           Since July 1997, Baptist has been the only member of the Obligated Group. The Series 1997A and 1997B bonds are secured by a pledge of the Obligated Group's revenue (as defined by the financing agreements), mortgages on hospital facilities and the assets limited as to use required by loan agreements. The financing agreements establish certain operational and financial covenants that limit the Obligated Group's ability to, among other activities, borrow funds, dispose of assets or merge. For the years ended August 31, 2002, 2001 and 2000, the Obligated Group was not in compliance with the MTI's specified level of calculated debt service coverage. The System has obtained a waiver from the holder of the bonds for all instances of noncompliance for 2002, 2001, and 2000. The next measurement date for the covenant compliance is February 28, 2003. Although management expects that the condition of noncompliance will still exist, based on management's assessment of the current status and proposed timing of the pending sale of the System (see Note 2), management believes it is not probable that the bonds will be outstanding February 28, 2003. As such, the bonds have been classified as non-current at August 31, 2002, in accordance with the provisions of EITF 86-30, "Classification of Obligations When a Violation is Waived by the Creditor". No assurance can be given that the pending sale will occur or that the bonds will be repaid by February 28, 2003.

                           In fiscal 1997, the System entered into a real estate lease obligation for an existing medical building, land and estimated costs related to construction and finish out of a medical office building and a parking garage. In fiscal 1998 and 1999, additional land was added to the lease. The real estate lease obligation is secured by land and buildings acquired at execution of the lease.

                           The mortgage note is secured by a medical office building adjacent to one of the hospital facilities. Each equipment lease obligation is secured by the equipment acquired at execution of the specific lease.

                           During April 1998, the System entered into an interest rate swap agreement on a notional amount of $26,500,000 in connection with

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           borrowings related to the real estate lease obligation. This interest rate swap involved the swap of a U.S. dollar based LIBOR to a European index, market average LIBOR, with an 8 percent fixed interest rate cap. This interest rate swap agreement matures during May 2004. The fair value of this agreement at August 31, 2002 and 2001 was a liability of approximately $1,384,000, which is included in other current liabilities in the accompanying consolidated balance sheets. The fair value of this agreement at August 31, 2000 was immaterial to the financial statements.

7.  NET PATIENT SERVICE
    REVENUE Discounts from established rates are given to Medicare and Medicaid program beneficiaries and to patients with health insurance coverage through certain managed care organizations. Net patient service revenue consists of gross patient charges, less discounts and adjustments of approximately $583,933,000 in 2002 and $588,305,000 in 2001 and
                           $533,873,000 in 2000, that are a result of the contractual agreements with the third party payors. Payment for services provided to inpatient and outpatient Medicare beneficiaries and inpatient Medicaid beneficiaries is based on a combination of prospectively determined payment rates per discharge and reimbursement for certain pass-through costs, as defined. The rates per discharge vary according to a patient classification system that is based on clinical, diagnostic and other factors. Payment for services provided to outpatient Medicaid beneficiaries is based on operating costs, as defined. The System qualifies as a disproportionate share provider and as such, receives additional payments from the Texas Medicaid program based on the number of Medicaid inpatients served and the funds appropriated by the Texas legislature for all disproportionate share qualified providers. Settlements for retrospectively determined payment amounts are estimated in the period the related services are rendered and are adjusted in future periods, as final settlements are determined, after submission of annual cost reports by the System and the audit by fiscal intermediaries. Payments for services provided to managed care patients are based on negotiated amounts for specified services. The basis for payment to the System under these agreements includes prospectively determined rates per discharge, discounts from established rates and prospectively determined daily rates.

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.  CHARITY CARE AND
    OTHER COMMUNITY
    BENEFITS The System provides care to patients who lack financial resources and are deemed to be medically or financially indigent. Because the System does not pursue collection of amounts determined to qualify as charity care, these amounts are not reported in net patient service revenue. The charges related to this care totaled approximately $13,660,000 in 2002, $15,563,000 in 2001 and $18,505,000 in -- 2000. In
                           addition, the System provides services to other indigent patients under the Medicaid program. Such programs pay the System amounts which are less than the cost of providing services to program beneficiaries.

                           The System commits time and resources to community health education and outreach endeavors and critical services to meet otherwise unfulfilled community needs. Many of these activities are entered into with the understanding that they will not be self-supporting or financially viable.

9.  CONCENTRATIONS OF
    CREDIT RISK            Patient accounts receivable are stated at net
                           realizable value and collateral is generally not required. Significant concentrations of gross patient accounts receivable at August 31, 2002, 2001 and 2000, are as follows:

                                                                                                                       2000
                                                                                          2002          2001        (Restated)
                                                                                          -----         -----       ----------
                           Government-related programs                                       36%           33%           33%
                           Managed care, commercial insurers and other payors                59            62            62
                           Self-pay patients                                                  5             5             5
                                                                                          -----         -----         -----

                                                                                            100%          100%          100%
                                                                                          =====         =====         =====

                           Receivables from government-related programs, Medicare and Medicaid, represent the only concentrated group of credit risk for the System. Management does not believe that there are any credit risks associated with these government programs. Commercial and managed care receivables consist of receivables from various payors involved in diverse activities and subject to differing economic

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           conditions, and do not represent any concentrated credit risks to the System. Furthermore, management continually monitors and adjusts its allowances associated with its receivables.

10.  FUNCTIONAL
     EXPENSES The System provides general health care services to residents within its geographic area. Expenses related to providing these services for the years ended August 31, 2002, 2001 and 2000 were as follows:

                                                                                                          2000
                                                                         2002            2001          (Restated)
                                                                      ---------        ---------       ----------
                                                                                    (in thousands)
                           Healthcare services                        $ 357,347        $ 382,863        $ 362,438
                           General and administrative                    83,596           74,409           79,123
                           Other                                         14,850           23,559           31,823
                                                                      ---------        ---------        ---------

                           Total                                      $ 455,793        $ 480,831        $ 473,384
                                                                      =========        =========        =========

                           Other includes expenses related to professional office building management and fundraising.

11.  LEASES                The System leases certain equipment and office space
                           under operating and capital leases that are noncancelable. At August 31, 2002, the minimum rentals due under these operating and capital lease agreements were approximately as follows:

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                Operating         Capital
                           Years ended August 31,                                Leases            Leases
                                                                                ---------        ----------
                                                                                     (in thousands)
                           2003                                                 $   7,020        $    1,972
                           2004                                                     5,191            28,703
                           2005                                                     3,171                --
                           2006                                                     1,800                --
                           2007                                                       890                --
                           Thereafter                                               1,030                --
                                                                                ---------        ----------

                                                                                $  19,102            30,675
                                                                                =========

                           Less:  amount representing interest                                       (2,016)
                                                                                                 ----------

                           Present value of minimum lease payment                                $   28,659
                                                                                                 ==========

                           Total rental expense for various equipment and office space under operating leases was approximately $9,700,000 in 2002, $9,800,000 in 2001 and
                           $10,100,000 in 2000.

                           The terms of the lease agreements for three medical office buildings and a parking garage require the System to pay rent or rent subsidies in an amount sufficient for the facilities' owners to meet debt service (as defined) associated with the facilities. The total rent subsidy payment requirements are dependent upon rent receipts from tenants other than the System. The rent subsidy payments are refundable if the facilities' cash flow is sufficient to meet debt service obligations. Rent and rent subsidies are included in other operating expense in the accompanying consolidated statements of operations and changes in net assets. During 2002, 2001 and 2000 the System expensed approximately $830,000, $618,000 and $615,000, respectively, for rent subsidies. Rent subsidies are not included in the minimum rentals due as shown above. However, under these agreements future losses may be incurred, which losses presently are not reasonably estimable. The facilities are owned by limited partnerships in which the System has varying levels of partnership interests. In each lease

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           agreement, the System has a first right of refusal option in the event of a sale of the property.


12.  RETIREMENT PLAN       The System provides an individual tax-sheltered
                           annuity plan for substantially all employees who have completed two years of continuous service. The System contributes five percent of the eligible and enrolled employee's salary in conjunction with employee contributions of two percent of salary. The System's contributions to the plan of approximately $4,191,000 in 2002, $4,104,000 in 2001 and $4,457,000 in 2000
                           are included in employee benefits in the accompanying consolidated statements of operations and changes in net assets.

13.  FAIR VALUE OF
     FINANCIAL
     INSTRUMENTS           Fair values of cash and cash equivalents, short-term
                           investments, and financial instruments included in assets limited to use are estimated based on quoted market prices. Fair values of bonds payable are based on estimated market trade values. Fair values of long-term debt (other than bonds) are based on discounted cash flow at an estimated market rate for similar borrowing arrangements. Estimated fair values and carrying amounts of financial instruments at August 31, 2002, 2001 and 2000 are as follows:

                                                                2002                      2001                      2000
                                                         ---------------------     ---------------------     ----------------------
                                                           FAIR       CARRYING       Fair       Carrying       Fair        Carrying
                                                          VALUE        AMOUNT        Value       Amount        Value       Amount
                                                         --------     --------     --------     --------     --------     ---------
                           Cash and cash equivalents     $ 20,394     $ 20,394     $ 10,797     $ 10,797     $ 14,153     $ 14,153
                           Short-term investments          24,363       24,363       23,094       23,094       23,589       23,589
                           Assets limited as to use        27,654       27,654       26,476       26,476       26,935       26,935
                           Short-term debt                     --           --           --           --        4,000        4,000
                           Long-term debt                 208,299      200,695      209,713      201,502      197,799      203,851

14.  RELATED PARTY
     TRANSACTIONS          In fiscal 2002, the System purchased air medical
                           transport services, managed care services, laundry services and office space from entities in which the System has ownership interests for

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           approximately $4,005,000, $0, $2,081,000 and
                           $1,227,000 respectively. Similar purchases in fiscal 2001 for air medical transport, managed care, laundry services and office space from entities in which the System has ownership interests totaled approximately $3,173,000, $4,893,000, $2,462,000 and $1,220,000,
                           respectively. In fiscal 2000, similar purchases for air medical transport, managed care, laundry services and office space from entities in which the System has ownership interests totaled approximately $2,579,000, $4,361,000, $2,327,000 and $1,416,000,
                           respectively.

15.  COMMITMENTS AND
     CONTINGENCIES         The System maintains a self-insurance program to
                           cover malpractice and workers' compensation claims.
                           Claims that fall within the System's adopted policy of self-insurance have been asserted against the System. Certain of the claims could result in losses and additional claims may be asserted arising from services provided to patients. In the opinion of management, adequate provisions have been established for estimated losses and the ultimate disposition of asserted and unasserted claims will not have a material adverse effect on the operations or financial position of the System.

                           In connection with its self-insured workers compensation plan, the System established standby letters of credit totaling $5,600,000, $4,816,000 and $4,425,000 at August 31, 2002, 2001 and 2000,
                           respectively. The System has pledged certificates of deposit as collateral against the letters of credit totaling $3,225,000, $2,500,000 and $2,200,000 at
                           August 31, 2002, 2001 and 2000, respectively. As of August 31, 2002, 2001 and 2000, no amounts had been drawn on the standby letters of credit.

                           The healthcare industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Government activity has continued with

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the System is in compliance with fraud and abuse as well as other applicable government laws and regulations. While certain regulatory inquiries have been made and are currently being evaluated and discussed, management believes these inquiries will not have a material effect on the financial position or results of operations of the System. Compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

                           The System is involved in litigation and regulatory investigations arising in the normal course of business. Management estimates that these matters will be resolved without material adverse effect to the System's future financial position or results of operations.

16.  NEW ACCOUNTING
     PRONOUNCEMENTS        In July 2001, SFAS No. 143, "Accounting for Asset
                           Retirement Obligations", was issued and established the accounting and reporting standards associated with the retirement of tangible long-lived assets.
                           SFAS No. 143 is effective for the Company for fiscal years beginning after June 15, 2002.

                           In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", was issued and established the accounting and reporting requirements associated with long-lived asset impairment and disposal. SFAS No. 144 is effective for the System for fiscal 2003. The System has adopted this standard with no impact on the financial statements.

                           In April 2002, SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, "Amendment of FASB Statement No. 13, and Technical Corrections", was issued and established the accounting


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

                                                           BAPTIST HEALTH SYSTEM

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           and reporting standards associated with the reporting of gains and losses from extinguishment of debt and to provide consistent accounting treatment for certain lease modifications that have similar economic effects as a sale-leaseback transaction. The System has adopted this standard with no impact on its financial statements.

                           In June 2002, SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", was issued and established the accounting and reporting standards associated with the proper recognition of certain costs related to exit or disposal activities. SFAS No. 146 applies to exit or disposal activities initiated after December 31, 2002. Currently, the System is not involved in any activities addressed by SFAS No. 146.


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